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                                                                   Exhibit 10.29

                           Carey Financial Corporation
                              50 Rockefeller Plaza
                               New York, NY 10020



                  CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

                            SELECTED DEALER AGREEMENT

                                 April ___, 1999

Ladies and Gentlemen:



         We have agreed to use our best efforts to sell, along with a group of selected dealers (collectively, the "Selected Dealers") to be formed with our assistance, up to 40,000,000 shares (the "Shares") of Corporate Property Associates 14 Incorporated (the "Company"). The Shares are being offered by us, as Sales Agent for the Company, and by the Selected Dealers. The terms of the offering of the Shares (the "Offering") are more fully described in the enclosed prospectus (the "Prospectus"), receipt of which you hereby acknowledge.

         We are hereby inviting you to act as a Selected Dealer for the Offering, subject to the other terms and conditions set forth below. You hereby confirm that you are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), that you have complied with all applicable federal and state broker-dealer registration requirements and that you are not a "discount broker" as that term is commonly understood in the brokerage industry. Upon execution of this Selected Dealer Agreement, you agree to be bound by the terms and conditions of the Sales Agency Agreement between us, as Sales Agent and the Company (the "Sales Agency Agreement") (to the extent such terms apply to the Selected Dealers), a copy of which is attached hereto as Exhibit A and of which this Selected Dealer Agreement is a part.

         Capitalized terms used herein and not otherwise defined herein shall have the same meaning as in the Sales Agency Agreement.

         Upon notification by us, you may offer the Shares at the public offering price stated in the Prospectus, subject to
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the terms and conditions hereof. The public offering price of the Shares and the amount of your Selling Commission that is re-allowed by us to you with respect to volume sales of Shares to "single purchasers" on orders of $250,000 or more(as defined in the Prospectus) shall be reduced by the amount of the Share purchase price discount. In the case of such volume sales to single purchasers, your Selling Commission will be reduced for each incremental Share purchase in the total volume ranges set forth in the table below. Such reduced Share price purchase price will not affect the amount received by the company for investment. The following table sets forth the reduced Share purchase price and Selling Commission payable to you:

         Volume Discount                   Purchase Price          Selling
         Range for a                       Per Share For           Commission Per
         "Single Purchaser"                Incremental Share       Share on Total
                                           In Volume               Sale for
                                           Discount Range          Incremental Share
                                           in Volume
                                           Discount Range

         $     2,000 -   $   250,000       $10.00                    $0.60
         $   250,001 -   $   500,000       $ 9.85                    $0.45
         $   500,001 -   $   750,000       $ 9.70                    $0.30
         $   750,001 -   $ 1,000,000       $ 9.60                    $0.20
         $ 1,000,001 -   $ 5,000,000       $ 9.50                    $0.10

         As an example, a single purchaser would receive 50,761 Shares (rather than 50,000 Shares) for his investment of $500,000 and the Selling Commission would be $22,842. A refund will be made to the purchaser for any fractional Shares based on the public offering price if such refunds in excess of $1.00. In the example, $4.15 would be refunded for the fractional Share.

         Selling Commissions for purchases of $5,000,000 or more are negotiable but in no event will the proceeds to the Company be less than $9.35 per Share. We agree to re-allow to you a Selected Dealer Fee of 1% of the full price of each Share sold by you.

         No payment of commissions or the Selected Dealer Fee will be made in respect of Orders (or portions thereof) which are rejected by the Company, Selling Commissions and the Selected Dealer Fee will be paid on each Closing Date with respect to Shares sold to purchasers whose Shares are issued on such Closing Date. Selling Commissions and the Selected Dealer Fee will be payable only with respect to transactions lawful in the

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jurisdictions where they occur. In the event Minimum Sales are not made, and, as a result, the Sales Agency Agreement is terminated, you shall not received any Selling Commissions or a Selected Dealer Fee. Purchases of Shares by Carey Property Advisors, its Affiliates or any Selected Dealer or any of their employees shall be net of commissions.

         In no event shall the aggregate underwriting compensation to be paid to us, you and the other Selected Dealers in connection with the Offering and sale of the Shares exceed 10% of the gross proceeds of the Offering (not including due diligence expenses of up to 0.5% of the gross proceeds of the Offering).

         Orders for Shares (each an "Order") must be made during the offering period described in the Prospectus. An order form, in the form attached to the Prospectus, (each an "Order Form") must be used in placing an Order for investors residing in certain states and, for all other investors, Orders may be placed through such procedures as are normally used by you for the sale of REIT shares and agreed to by the Company. Persons desiring to purchase Shares are required to comply with such procedures and, in certain states, to execute or have executed on their behalf one coy of the Order Form. On a daily basis, you will deliver via overnight delivery service a check payable to The United States Trust Company of New York, Escrow Agent, or other acceptable form of payment, for the full amount of each Order along with an Order Form for each such Order and a list showing the name, address and telephone number of, the social security number or taxpayer identification number of, the number of Shares purchased and the total dollar amount of the investment by, each investor on whose behalf a check or other payment is delivered. You will advise The United States Trust Company of New York whether the funds you are submitting are attributable to individual retirement accounts, Keogh plans, or any other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 or from some other type of investor.

         All Orders solicited by you will be strictly subject to review and acceptance by the Company, and the Company reserves the right in its absolute discretion to reject any such Order or to accept or reject Orders in the order of their receipt by the Company or otherwise. You agree to maintain, for at least six years, records of the information used by you to determine whether an investment in Shares is suitable and appropriate for a potential investor in Shares.


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         If the Company elects to reject an Order (such rejection to occur within 30 days after receipt by the Company of such Order), the Company shall, within 10 business days after such rejection, inform you of such rejection and return the funds (and any interest earned thereon) and other documents submitted by the rejected purchaser to you for transmission to such purchaser. If no notice of rejection is received by you with the foregoing time limits or if funds submitted by the purchaser are released from escrow to the Company within the foregoing time limits, the Order shall be deemed accepted.

         You agree that you will use your best efforts in offering the Shares and will offer the Shares only in jurisdictions in which you are currently registered as a securities dealer and only in accordance with the securities laws of such jurisdictions.

         You covenant and agree with respect to your participation in the Offering to comply with any applicable requirements of the Securities Act of 1933 (the "'33 Act") and of the Securities Exchange Act of 1934 (the "'34 Act"), and the published rules and regulations of the Securities and Exchange Commission thereunder, and the Rules of Fair Practice of the NASD.

         We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the Offering. Neither you nor any other person is authorized to give any information or make any representations other than those contained in the Prospectus and sales literature furnished by the Company in connection with the Offering, and you agree not to give any such information or make any such representations. You acknowledge that we will rely upon your agreements in this paragraph and in the preceding paragraph in connection with the Sales Agency Agreement. No Selected Dealer is authorized to act as agent for us when offering any of the Shares to the public or otherwise, it being understood that you and each other Selected Dealer are independent contractors with us. Nothing herein contained shall constitute you or the Selected Dealers an association, unincorporated business, partnership or separate entity with each other or an association or partner with us. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not constitute, a waiver by you of compliance with any provision of the '33 Act or of the rules and regulations thereunder.


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         The Company will provide you with such number of copies of the enclosed
Prospectus and such number of copies of amendments and supplements thereto, and certain supplemental sales material prepared by the Company, as you may reasonably request for use by you in connection with the offer and sales of the Shares. In the event you elect to use any such supplemental sales material, you agree that such material shall not be used in connection with the offer and sale of the Shares unless accompanied or preceded by the Prospectus as then currently in effect and as it may be amended or supplemented in the future, and you expressly agree not to prepare or use any sales material other than the approved sales material. To the extent that information is provided to you marked "For Broker/Dealer Use Only," "Internal Use Only" or with other similar language, you covenant and agree not to provide such information to prospective investors. You agree that you will not use any other offering materials without the prior written consent of the Company and us.

         This Agreement shall terminate at the close of business on the 45th day after the completion of the sale of all of the Shares by the Company, unless earlier terminated or unless the Sales Agency Agreement is terminated, in which event this Agreement will automatically terminate. Either party may terminate this Agreement at any time by written notice, and we shall notify you promptly in the event of any early termination of this Agreement.

         We will furnish to you a Blue Sky Memorandum naming the jurisdictions in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such jurisdictions, but we assume no responsibility or obligation as to your right to sell Shares in any jurisdiction.

         Under Sections 2, 4, 7,8, 9, 10 and 11 of the Sales Agency Agreement, the Company is making certain representations, warranties, covenants and agreements to or with us for your benefit and ours. Under Section 8 of the Sales Agency Agreement, the Company is providing to us and to Selected Dealers who are not affiliates of the Company (as the term "Affiliate" is defined in the '33
Act), and to persons controlling us and such Selected Dealers, certain rights of indemnity and contribution against liabilities insofar as such liabilities arise out of or are based upon untrue statements or omissions or alleged untrue statements or omissions of material fact in the Prospectus. Subject to the terms and conditions stated in the aforesaid Sections, the


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Company confirms to you for your benefit by execution of a copy of this letter the rights, representations, warranties, covenants, agreements and rights of indemnity and contribution contain in such Sections shall continue to apply. By executing this Agreement, you agree to accept such indemnification on the terms provided in the Sales Agency Agreement.

         The liabilities assumed by us in the preceding paragraph shall be in addition to any liabilities we may otherwise have to each other.

         Your obligations under this Selected Dealer Agreement shall be subject to the continued accuracy throughout the Effective Term of the representations, warranties and agreements of the Company under the Sales Agency Agreement and such Selected Dealer Agreement to the performance by the Company of its obligations under such agreements and to the terms and conditions set forth in
Section 7 of the Sales Agency Agreement.

         You confirm that you are familiar with '33 Act Release No. 4968 and Rule 15c2-8 under the '34 Act, relating to the distribution of preliminary and final prospectuses, and confirm that you have complied, and will comply, therewith. You shall not directly or indirectly pay or award any finder's fees, commissions or other compensation to any persons engaged by an investor for investment advice as an inducement to such adviser to advise a potential investor to purchase Shares. In addition, you agree not to receive any rebates or give-ups or to participate in any reciprocal business arrangements (other than for the underwriting arrangements described herein) which would violate any restrictions on the Company contained in the Prospectus.

         All representations, warranties and agreements contained in this Selected Dealer Agreement, the Sales Agency Agreement or in certificates submitted to you pursuant to this Agreement or the Sales Agency Agreement shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, you or any person who controls you, and shall survive the initial closing and termination of the Offering.

         Any communication from you should be in writing addressed to Carey Financial Corporation, 50 Rockefeller Plaza, New York, NY 10020. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this Agreement is mailed.


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         Please confirm your agreement hereto by signing and returning at once to us the enclosed duplicate of this Agreement, including the information requested in Schedule A attached thereto. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.



                                     Very truly yours,

                                     CAREY FINANCIAL CORPORATION

                                     Sales Agency


                                     By:__________________________

                                     Its:_________________________


                                     CORPORATE PROPERTY ASSOCIATES
                                     14 INCORPORATED, the Company


                                     By:__________________________

                                     Its:_________________________



                                     CAREY PROPERTY ADVISORS,
                                     a Pennsylvania limited partnership

                                     By:  CAREY FIDUCIARY ADVISORS,
                                      INC., general partner

                                     By:__________________________

                                     Its:_________________________


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ACCEPTED, as of _______________


[NAME OF SELECTED DEALER]


By:__________________________

Its:_________________________


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                     SCHEDULE A TO SELECTED DEALER AGREEMENT

                           SELECTED DEALER INFORMATION

                [PLEASE PRINT OR TYPE ALL REQUESTED INFORMATION]


SELECTED/DEALER NAME:
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SELECTED/DEALER ADDRESS:
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PHONE NUMBER:
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NAME OF PERSON SIGNING SELECTED DEALER AGREEMENT:
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TITLE OF PERSON SIGNING SELECTED DEALER AGREEMENT:
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